LA JOLLA PHARMACEUTICAL COMPANY
Exhibit 32.1

EXHIBIT 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
Each of the undersigned, in his or her capacity as an officer of La Jolla Pharmaceutical Company (the “Registrant”), hereby certifies, for purposes of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
•
the Quarterly Report of the Registrant on Form 10-Q for the quarter ended September 30, 2010 (the “Report”), which accompanies this certification, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

•
the information contained in the Report fairly presents, in all material respects, the financial condition of the Registrant at the end of such quarter and the results of operations of the Registrant for such quarter.

Dated: November 12, 2010

/s/ Deirdre Y. Gillespie
Deirdre Y. Gillespie, M.D.
President and Chief Executive Officer [Principal Executive Officer]

/s/ Gail A. Sloan
Gail A. Sloan
Chief Financial Officer and Secretary [Principal Financial Officer]

Note:
A signed original of this written statement required by Section 906 has been provided to La Jolla Pharmaceutical Company and will be retained by La Jolla Pharmaceutical Company and furnished to the Securities and Exchange Commission or its staff upon request.